EXHIBIT 4.2

                                PLEDGE AGREEMENT


          This PLEDGE AGREEMENT, dated as of April 15, 2005, between UNISOURCE ENERGY CORPORATION, an Arizona corporation (the "Pledgor" or the "Borrower"), and UNION BANK OF CALIFORNIA, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of April 15, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, The Bank of New York, as Syndication Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent, and the Administrative Agent.

                                    Recitals

          A. Pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit (collectively, the "Extensions of Credit") to the Borrower upon the terms and subject to the conditions set forth therein. One or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements (as defined in the Credit Agreement) with the Borrower.

          B. It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the benefit of the Lenders.

          C. The Pledgor is the legal and beneficial owner of the shares of stock, membership interests, partnership interests or similar equity interests, as the case may be (such shares of stock, membership interests, partnership interests or similar equity interests, as the case may be, together with any shares of stock, membership interests, partnership interests or similar equity interests, as the case may be, described in Section 8(b), the "Pledged Shares"), described on Schedule I hereto, as such Schedule may be updated or amended from time to time, and issued by the Persons named therein, which Pledged Shares constitute the percentage of all the issued and outstanding shares of capital stock, membership interests, partnership interests or similar equity interests, as the case may be, of such Persons identified on such Schedule I, as such Schedule may be updated or amended from time to time. The Pledgor is the legal and beneficial owner of the Indebtedness owed to the Pledgor from any Subsidiary (such Indebtedness, together with any future Indebtedness at any time owed to the Pledgor from any Subsidiary, the "Pledged Debt") described on Schedule II hereto, as such Schedule may be updated or amended from time to time.


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                                    Agreement
                                    ---------

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders to enter into the Credit Agreement and to make Loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

          1. Defined Terms.

               (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

               (b) As used herein, the term "Obligations" means the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of any nature of the Borrower to the Administrative Agent or any Lender (including, without limitation, interest accruing at the then-applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then-applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or any Subsidiary pursuant to the terms of the Credit Agreement or any other Loan Document) and (ii) all obligations and liabilities of the Borrower to any Lender or any affiliate of a Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith.

               (c) References to "Lenders" in this Pledge Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Specified Hedge Agreements with the Borrower.

               (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.

               (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


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          2. Grant of Security. The Pledgor hereby transfers, assigns and pledges to the Administrative Agent for the benefit of the Lenders, and hereby grants to the Administrative Agent for the benefit of the Lenders a security interest in, the following, whether now owned or existing or hereafter acquired or existing (collectively, the "Collateral"):

               (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

               (c) to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to the Pledgor or the Administrative Agent from time to time with respect to any of the Collateral.

          3. Security for Obligations. This Pledge Agreement secures, and the Collateral is collateral security for, the payment of all Obligations. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Administrative Agent or the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

          4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares.

          5. Representations and Warranties. The Pledgor represents and warrants as follows:

               (a) The Pledged Shares set forth on Schedule I hereto represents the percentage of all the issued and outstanding Capital Stock of each


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     domestic Subsidiary directly owned by the Pledgor as identified on Schedule
     I, as such Schedule may be updated or amended from time to time.

               (b) The Pledged Debt set forth on Schedule II hereto (as such Schedule may be updated or amended from time to time) represents all Indebtedness of any Subsidiary owed to the Pledgor.

               (c) The Pledgor is the legal and beneficial owner of the Collateral, as indicated on Schedule I and Schedule II, as such Schedules may be updated or amended from time to time, pledged or assigned by the Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement or Liens permitted under Section 8 hereof.

               (d) As of the date of this Pledge Agreement, the Pledged Shares pledged by the Pledgor hereunder have been duly authorized and validly issued and are fully paid and non-assessable.

               (e) The execution and delivery by the Pledgor of this Pledge Agreement and the creation of a security interest in the Collateral pledged by the Pledgor hereunder pursuant hereto create a valid and perfected first priority security interest in the Collateral, prior to any other Liens, securing the payment of the Obligations.

               (f) The Pledgor has full power, authority and legal right to create a security interest in all the Collateral pledged by the Pledgor pursuant to this Pledge Agreement and will defend its and the Administrative Agent's title or interest thereto or therein (and in the proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, or any and all Persons whomsoever.

               (g) No authorization, approval or other action by, and no notice to or filing with, any Government Authority or regulatory body, other than the filing of a UCC-1 financing statement with the Arizona Secretary of State, is required for either (i) the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement and the grant by the Pledgor of the security interest granted hereby, (ii) except as set forth in
     Section 26, the execution, delivery or performance of this Pledge Agreement by the Pledgor or (iii) except as set forth in Section 26, the exercise by the Administrative Agent of the voting or other rights, or the remedies in respect of the Collateral, provided for in this Pledge Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

          6. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor hereby authorizes the Administrative Agent to file one


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or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor.

          7. Voting Rights, Dividends and Distributions; Etc.

               (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Loan Documents; and

                    (ii) the Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

               (b) Subject to paragraph (c) below, the Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral; provided, however, that any and all dividends and other distributions in equity securities included in the Collateral shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

               (c) Upon written notice to the Pledgor by the Administrative Agent following the occurrence and during the continuance of an Event of Default (or upon the occurrence and during the continuance of an Event of Default under clause (h) or (i) of Article VII of the Credit Agreement, without any requirement that written or any other notice be given), but subject to the terms of Section 26:

                    (i) all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default;

                    (ii) all rights of the Pledgor to receive the dividends, distributions and principal and interest payments that the Pledgor would otherwise be authorized to receive and retain pursuant to
          Section 7(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends,


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          distributions and principal and interest payments during the continuance of such Event of Default;

                    (iii) all dividends, distributions and principal and interest payments that are received by the Pledgor contrary to the provisions of Section 7(b) and Section 7(c)(ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsements); and

                    (iv) in order to permit the Administrative Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 7(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Section 7(c)(ii) above, the Pledgor shall, if necessary, upon written notice from the Administrative Agent, from time to time execute and deliver to the Administrative Agent appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may reasonably request.

          8. Transfers and Other Liens Additional Collateral; Etc.

               (a) The Pledgor shall not (i) except as expressly permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, (ii) create, incur, assume or suffer to exist any consensual Lien upon or with respect to the Capital Stock of TEP, (iii) permit UES to create, incur, assume or suffer to exist any consensual Lien upon or with respect to the Capital Stock of UNS Gas, Inc. or UNS Electric, Inc., or (iv) create, incur, assume or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event the Pledgor sells assets or any other Collateral expressly permitted by the Credit Agreement and such assets are or include Collateral, the Administrative Agent shall release such Collateral to the Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale.

               (b) The Pledgor shall (i) cause UES, UED and Millennium not to issue any stock or other equity securities in addition to or in substitution for the Pledged Shares issued by such Person, except to the Pledgor; (ii) except as expressly permitted by the Credit Agreement, cause each other issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of UES, UED, Millennium and, to the extent required by Section 5.12 of the Credit Agreement, each other direct domestic Subsidiary, and 66-2/3% of any and all additional shares of stock or other securities of each direct foreign Subsidiary, in existence on the date hereof or hereafter created or acquired, and such additional shares of stock or other securities shall thereafter constitute Pledged Shares for all purposes; provided that the Pledgor shall not be required to


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     pledge, and the Pledged Shares shall not include the Capital Stock of, any
     Subsidiary that is subject to regulation as a utility under the laws of any state of the United States; and (iv) pledge hereunder, immediately upon its acquisition or funding thereof, any and all Indebtedness which pursuant to
     Section 6.01(a)(v) of the Credit Agreement is required to be pledged to the Administrative Agent for the benefit of the Lenders.

          9. Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Administrative Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

          10. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agen accords its own property consisting of negotiable securities.

          11. Remedies. If any Event of Default shall have occurred and be continuing, the provisions set forth below shall apply, subject to the receipt of any required regulatory approvals (including, without limitation, any required approvals from the ACC) with respect to the portion of the Collateral consisting of the common stock of a Subsidiary which owns or controls a company subject to regulation as a utility:

               (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "New York UCC") (whether or not the New York UCC applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, as such time or times at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim


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     or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) al rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, the Pledgor hereby waives any claim against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

               (b) All cash and cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement) in whole or in part by the Administrative Agent for the benefit of the Lenders against, all or any part of the Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to any other Person that may be lawfully entitled to receive such surplus.

               (c) The Administrative Agent may exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

               (d) All payments received by the Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

          12. Amendments, etc. with Respect to the Obligations; Waiver of Rights. The Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith and the Specified Hedge


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Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Specified Hedge Agreement, the Lender or Lender's affiliate party thereto) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against the Pledgor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other pledgor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any other pledgor or any release of any other pledgor shall not relieve the Pledgor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Pledgor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

          13. Continuing Security Interest, Assignments Under the Credit Agreement. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Obligations and the termination of all Commitments under the Credit Agreement, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their respective successors, transferees and assigns.

          14. Reinstatement. This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Pledgor or any substantial part of the property of the Pledgor, or otherwise, all as though such payments had not been made.

          15. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.01 of the Credit Agreement, provided that any such notice, request or demand shall be addressed to the Pledgor at the notice address set forth under its signature below.

          16. Counterparts. This Pledge Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Pledge Agreement signed by the Pledgor and the Administrative Agent shall be lodged with the Administrative Agent and the Pledgor.

          17. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without


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invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          18. Integration. This Pledge Agreement represents the agreement of the Pledgor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Loan Documents.

          19. Amendments in Writing; No Waiver; Cumulative Remedies.

               (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent in accordance with Section 9.02 of the Credit Agreement.

               (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 19(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such Lender would otherwise have on any future occasion.

               (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          20. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          21. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Administrative Agent, and any such attempted assignment, transfer or delegation shall be null and void.

          22. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.


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          23. Submission to Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address referred to in Section 15 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 23 any special, exemplary, punitive or consequential damages.

          24. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          25. Obligations Absolute; Waivers and Acknowledgments; Subrogation.

               (a) Obligations Absolute. The obligations of the Pledgor under or in respect of this Agreement are independent of the Obligations or any other Obligations of the Borrower under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against any other Person or pursuant to any other Loan Document or whether any other Person is joined in any such action or actions. The liability of the Pledgor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                    (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other Obligations of the Borrower under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or any of the Subsidiaries or otherwise;

                    (iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Obligations;

                    (iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations or any other Obligations of the Borrower under the Loan Documents or any other assets of the Borrower or any of the Subsidiaries;

                    (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of the Subsidiaries;

                    (vi) any failure of the Administrative Agent or any Lender to disclose to the Pledgor any information relating to the business, condition (financial or otherwise), operations, performance or properties of the Borrower now or hereafter known to the Administrative Agent or any Lender (the Pledgor waiving any duty on the part of Administrative Agent and the Lenders to disclose such information);

                    (vii) the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other pledgor or any surety with respect to the Obligations; or

                    (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any surety.

               (b) Waivers and Acknowledgments.

                    (i) The Pledgor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Person or any collateral.

                    (ii) The Pledgor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Obligations, whether existing now or in the future.

                    (iii) The Pledgor hereby unconditionally and irrevocably waives (x) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Pledgor or other rights of the Pledgor to proceed against any guarantor or any other Person or any collateral and (y) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Pledgor hereunder.

                    (iv) The Pledgor acknowledges that the Administrative Agent or any Lender may, without notice to or demand upon the Pledgor and without affecting the liability of the Pledgor under this Agreement, foreclose under any mortgage by nonjudicial sale, and the Pledgor hereby waives any defense to the recovery by the Administrative Agent or any Lender against the Pledgor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                    (v) The Pledgor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any the Lender to disclose to the Pledgor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of the Subsidiaries now or hereafter known by the Administrative Agent or any Lender.

                    (vi) The Pledgor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 25 are knowingly made in contemplation of such benefits.

               (c) Subrogation. The Pledgor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any insider Person that arise from the existence, payment, performance or enforcement of the Obligations under or in respect of this Agreement or the enforcement of the security interests under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against any insider Person or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any insider Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Pledgor in violation of the immediately preceding sentence at any time prior to the later of (i) the payment in full in cash of the Obligations and all other amounts payable under this

     Agreement and (ii) the Final Maturity Date, such amount shall be received and held in trust for the benefit of the Administrative Agent, shall be segregated from other property and funds of the Pledgor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Obligations or other amounts payable under this Agreement thereafter arising. If (x) all of the Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and (y) the Final Maturity Date shall have occurred, the Administrative Agent will, at the Pledgor's request and expense, execute and deliver to the Pledgor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Pledgor of an interest in the Obligations resulting from such payment made by the Pledgor pursuant to this Agreement.

          26. Actions Requiring Approval.

               (a) If an Event of Default shall have occurred and be continuing, the Pledgor shall take any action which the Administrative Agent may request in the exercise of its rights and remedies under this Pledge Agreement in order to transfer or assign the Collateral to the Administrative Agent or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing. The parties hereto acknowledge that, in connection with the exercise of remedies hereunder with respect to any portion of the Collateral consisting of the common stock of a Subsidiary that owns or controls a company subject to regulation as a utility, the receipt of consent or approval from certain Governmental Authorities (including, without limitation, the ACC) may be required. To enforce the provisions of this Section 26, the Administrative Agent is empowered to seek from any Governmental Authority (including, without limitation, the ACC), to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Pledge Agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Pledgor agrees to cooperate with any such purchaser and with the Administrative Agent in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining any applicable Governmental Authority's consent to the assignment to such purchaser of the Collateral. The Pledgor hereby agrees to consent to any such involuntary transfer of control upon the request of the Administrative Agent after and during the continuation of an Event of Default and, without limiting any rights of the Administrative Agent under this Pledge Agreement, to authorize the Administrative Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial or other consent required by Governmental Authorities, in order to effectuate the transactions contemplated in this Section 26. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Administrative Agent under this Pledge Agreement. The Pledgor shall cooperate fully in obtaining the approval or consent of each Governmental Authority required to effectuate the foregoing.

               (b) If an Event of Default shall have occurred and be continuing, the Pledgor shall use its best efforts to assist in obtaining consent or approval of any Governmental Authority (including, without limitation, the ACC), if required, for any action or transactions contemplated by this Pledge Agreement, including, without limitation, the preparation, execution and filing of the transferor's or assignor's portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under applicable rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

--------------------------------------------------------------------------------
Address for Notices:                    UNISOURCE ENERGY CORPORATION

One South Church Avenue
Tucson, Arizona  85701                  By:    /s/ Kevin P. Larson
Attention: Chief Financial Officer          -----------------------------
Telecopy No.: (520) 884-3612                Name:  Kevin P. Larson
                                            Title: Vice President

--------------------------------------------------------------------------------
                                        UNION BANK OF CALIFORNIA, N.A., as
                                        Administrative Agent

                                        By:    /s/ Kevin M. Zitar
                                            -----------------------------
                                            Name:  Kevin M. Zitar
                                            Title: Vice President

--------------------------------------------------------------------------------

                                   SCHEDULE I
                             LIST OF PLEDGED SHARES

------------------------------------------------------------------------------------------------
               Issuer                     Class of          Stock      Number    Percentage of
                                         Stock/Par       Certificate     of       Outstanding
                                           Value            No(s)      Shares   Shares/Interests
------------------------------------------------------------------------------------------------
  UniSource Energy Services, Inc.   Common/No Par Value       1         1000          100%
------------------------------------------------------------------------------------------------
  Millennium Energy Holdings, Inc.      Common/$1.00          3          1            100%
------------------------------------------------------------------------------------------------
    UniSource Energy Development        Common/$1.00          2          1            100%
              Company
------------------------------------------------------------------------------------------------

                                   SCHEDULE II
                              LIST OF PLEDGED DEBT

--------------------------------------------------------------------------------
         Maker                 Date                  Principal Original
                                                            Amount
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------